Exhibit 4.4

SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on February 9, 2021, by and among:

1.	Missfresh Limited, an exempted company incorporated under the Laws of Cayman Islands (the “Company”),

2.	Mrfresh Limited, an exempted company incorporated under the Laws of Cayman Islands (the “Mrfresh Cayman”),

3.	Missfresh HK Limited, a company organized under the Laws of Hong Kong (the “Missfresh HK Company”),

4.	Mrfresh HK Limited, a company organized under the Laws of Hong Kong (the “Mrfresh HK Company”, together with the Missfresh HK Company, the “HK Companies”, each a “HK Company”),

5.	Beijing Missfresh E-Commerce Co., Ltd. (北京每日优鲜电子商务有限公司), a wholly foreign owned enterprise organized under the Laws of the PRC (“Beijing WFOE”),

6.	Jinan Missfresh E-Commerce Co., Ltd. (济南每日优鲜电子商务有限公司), a wholly foreign owned enterprise organized under the Laws of the PRC (“Jinan WFOE”),

7.

Jinan Missfresh Bianligou Network Technology Co., Ltd. (济南每日优鲜便利购网络科技有限公司), a wholly foreign owned enterprise organized under the Laws of the PRC (“Mrfresh WFOE”, together with Beijing WFOE and Jinan WFOE, the “WFOEs”, each a “WFOE”),

8.	Beijing Missfresh Bianligou E-Commerce Co., Ltd. (北京每日优鲜便利购电子商务有限公司), a limited liability company incorporated under the Laws of the PRC (“Beijing Mrfresh”),

9.	Jinan Missfresh Extreme Speed Information Technology Co., Ltd. (济南每日优鲜极速信息科技有限公司), a limited liability company incorporated under the Laws of the PRC (“Jinan Missfresh Extreme”),

10.	Changshu Missfresh E-Commerce Co., Ltd. (常熟每日优鲜电子商务有限公司), a limited liability company incorporated under the Laws of the PRC (“Changshu Missfresh”),

11.	Changshu Dingzhu Corporate Management Service Co., Ltd. (常熟鼎铸企业管理服务有限公司), a wholly foreign owned enterprise organized under the Laws of the PRC (“Changshu Dingzhu”),

12.	Jinan Missfresh Venture Capital Co., Ltd. (济南每日优鲜创业投资有限公司), a limited liability company incorporated under the Laws of the PRC (“Jinan Venture”),

13.

Changshu Meiri Technology Co., Ltd. (常熟每日科技有限公司), limited liability company incorporated under the Laws of the PRC (“Changshu Meiri Technology”, together with the WFOEs, Beijing Mrfresh, Jinan Missfresh Extreme, Changshu Missfresh, Changshu Dingzhu and Jinan Venture, the “PRC Companies”, each a “PRC Company”),

14.

the individuals listed on Schedule A attached hereto (each, a “Principal” and collectively, the “Principals”), and the holding companies owned by such individuals (each, a “Principal Holding Company” and collectively, the “Principal Holding Companies”),

15.	each Person listed on Schedule B-I hereto (each, a “Series A Investor” and collectively, the “Series A Investors”),

16.	each Person listed on Schedule B-II hereto (each, a “Series B Investor” and collectively, the “Series B Investors”),

17.	each Person listed on Schedule B-III hereto (each, a “Series C Investor” and collectively, the “Series C Investors”),

18.	each Person listed on Schedule B-IV hereto (each, a “Series D1 Investor” and collectively, the “Series D1 Investors”),

19.	each Person listed on Schedule B-V hereto (each, a “Series E Investor” and collectively, the “Series E Investors”),

20.	each Person listed on Schedule B-VI hereto (each, a “Series E1 Investor” and collectively, the “Series E1 Investors”), and

21.	each Person listed on Schedule B-VII hereto (each, a “Series F Investor” and collectively, the “Series F Investors”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement (as defined below).

RECITALS

A

The Company owns one hundred percent (100%) equity interest in the Missfresh HK Company and the Mrfresh Cayman. The Mrfresh Cayman owns one hundred percent (100%) equity interest in the Mrfresh HK Company. The Missfresh HK Company owns one hundred percent (100%) equity interest in each WFOE. Beijing WFOE owns one hundred percent (100%) equity interest in Jinan Missfresh Extreme.

B	The Group is engaged in the business of online and offline direct sales and marketplace of groceries (together with any other business of any Group Company, the “Business”).

C

Certain Investors acquired certain Series E1 Preferred Shares (as defined below) from the Company, and in connection therewith, the relevant parties entered into a Third Amended and Restated Shareholders Agreement to record the respective information, registration and other rights and obligations of the shareholders of the Company on May 30, 2019 (the “Third Amended and Restated SHA”); certain Investors acquired certain Series F Preferred Shares (as defined below) from the Company, and in connection therewith, the relevant parties entered into an Amendment to the Third Amended and Restated Shareholders Agreement to amend the Third Amended and Restated SHA on December 30, 2019 (the “Amendment”); certain Investors acquired certain Series F Preferred Shares from the Company, and in connection therewith, the relevant parties entered into a Fifth Amended and Restated Shareholders Agreement on April 30, 2020 (the “Fifth Amended and Restated SHA”, together with the Amendment and the Third Amended and Restated SHA, the “Prior Agreements”).

D

Qingdao Investor has agreed to purchase from the Company, and the Company has agreed to sell to such Investor, certain Series F Preferred Shares of the Company respectively on the terms and conditions set forth in the Series F Preferred Shares Purchase Agreement dated December 9, 2020 by and among the Company, the HK Companies, the PRC Companies, Qingdao Investor and other parties thereto (the “Original Purchase Agreement”), and pursuant to a Supplemental Deed dated January 14, 2021 by and among the Company, Qingdao Investor and Xiamen Investor (together with the Original Purchase Agreement, the “Purchase Agreement”), Qingdao Investor has assigned all its rights and obligations under the Original Purchase Agreement to Xiamen Investor and Xiamen Investor has accepted such assignment. Therefore, Xiamen Investor has agreed to purchase from the Company, and the Company has agreed to sell to such Xiamen Investor, certain Series F Preferred Shares of the Company respectively on the terms and conditions set forth in the Purchase Agreement.

E	The Purchase Agreement provides that the execution and delivery of this Agreement shall be a condition precedent to the consummation of the transactions contemplated under the Purchase Agreement.

F

The Parties desire to enter into this Agreement, which shall amend, replace and supersede the Prior Agreements in their entirety, make the respective representations, warranties, covenants and agreements and accept the rights, covenants and obligations set forth herein on the terms and conditions set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1. Definitions.

1.1 The following terms shall have the meanings ascribed to them below:

“Accounting Standards” means generally accepted accounting principles in the United States or PRC, as applicable, applied on a consistent basis.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of an Investor, the term “Affiliate” also includes (v) any shareholder of the Investor, (w) any of such shareholder’s or Investor’s general partners or limited partners, (x) the fund manager managing such shareholder or Investor (and general partners, limited partners and officers thereof) and other funds managed by such fund manager, and (y) trusts Controlled by or for the benefit of any such Person referred to in (v), (w) or (x).

“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“As-Converted Basis” means assuming (i) conversion of all outstanding Preferred Shares into Class B Ordinary Shares, and (ii) conversion of all outstanding Class A Ordinary Shares into Class B Ordinary Shares.

“Associate” means, with respect to any Person, (1) a corporation or organization (other than the Group Companies) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of Equity Securities of such corporation or organization, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (3) the parents, children, spouse, siblings, grandparents or grandchildren of such Person, in the case of a natural Person.

“Auditor” means the Person for the time being performing the duties of auditor of the Company (if any).

“Board” or “Board of Directors” means the board of directors of the Company.

“Budget and Business Plan” means the annual budget and business plan of the Company prepared by the management and approved by a simple majority of the Board prior to the beginning of each financial year.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the Cayman Islands, the United States, Hong Kong or the PRC.

“CFC” means a controlled foreign corporation as defined in the Code.

“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Circular 37” means the Circular on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Investment Financing and Round Trip Investment via Special Purpose Companies issued by SAFE on July 4, 2014.

“CICC” means collectively, CICC Gongying Qijiang (Shanghai) Science and Technology Equity Investment Fund Partnership (Limited Partnership) (中金共赢启江(上海)科创股权投资基金合伙企业(有限合伙)) and Qilu (Xiamen) Equity Investment Partnership (Limited Partnership) (启鹭(厦门)股权投资合伙企业(有限合伙)).

“Class A Ordinary Shares” means the Company’s class A ordinary shares, par value US$0.0001 per share.

“Class B Ordinary Shares” means the Company’s class B ordinary shares, par value US$0.0001 per share.

“Closing” has the meaning set forth in the Purchase Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Consent” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Convertible Securities” means any indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Class B Ordinary Shares.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Conversion Shares” has the meaning set forth in the Purchase Agreement.

“Deemed Liquidation Event” has the meaning given to such term in the Memorandum and Articles.

“Director” means a director serving on the Board.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any contract providing for the acquisition of any of the foregoing.

“ESOP” has the meaning set forth in the Purchase Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Governmental Authority” means any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization, including any stock exchange.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” means each of the Company, Mrfresh Cayman, the HK Companies, the PRC Companies, together with each direct and indirect Subsidiary of any of the foregoing, and “Group” refers to all of the Group Companies collectively.

“GS” means each of Global Private Opportunities Partners II LP, Global Private Opportunities Partners II Offshore Holdings LP and MF Investors LP.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indebtedness” of any Person means, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized in accordance with Accounting Standards, (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed.

“Information Rights Holder” means a holder (including its Affiliates collectively) of at least 1.5% of the Shares calculated on an As-Converted Basis.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.

“Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill symbolized or represented by the foregoing.

“Investors” means, collectively, the Series A Investors, the Series B Investors, the Series C Investors, the Series D1 Investors, the Series E Investors, the Series E1 Investors and the Series F Investors.

“IPO” means the first registered public offering by the Company of any class of its Equity Securities pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States.

“Key Employees” has the meaning set forth in the Purchase Agreement.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Liabilities” means, with respect to any Person, all liabilities, obligations and commitments of such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, understanding, law, equity or otherwise.

“Majority Preferred Holders” means the holders of at least fifty-one percent (51%) of the then issued and outstanding Preferred Shares (voting together as a single class and calculated on As-Converted Basis), including the affirmative votes of the top three Investors with the highest number of Preferred Shares on an As-Converted Basis. For the purpose hereunder, the number of Preferred Shares of any Investor shall include those of its Affiliates collectively.

“Majority Series E Holders” means the holders of more than sixty percent (60%) of the then issued and outstanding Series E Preferred Shares and Series E1 Preferred Shares (voting together as a single class and calculated on As-Converted Basis). For the purpose hereunder, the number of Series E Preferred Shares and Series E1 Preferred Shares of any Investor shall include those of its Affiliates collectively.

“Majority Series F Holders” means the holders of more than fifty percent (50%) of the then issued and outstanding Series F Preferred Shares (voting together as a single class and calculated on As-Converted Basis). For the purpose hereunder, the number of Series F Preferred Shares of any Investor shall include those of its Affiliates collectively.

“Memorandum and Articles” means the Seventh Amended and Restated Memorandum of Association of the Company and the Seventh Amended and Restated Articles of Association of the Company, as each may be amended and/or restated from time to time.

“Ordinary Share Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for Class B Ordinary Shares or other share capital of the Company, including without limitation, the Preferred Shares and the Class A Ordinary Shares.

“Ordinary Shares” means, collectively, the Class A Ordinary Shares and the Class B Ordinary Shares.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” means passive foreign investment company as defined in the Code.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“Preemptive Rights Holder” means a holder of any Preferred Shares.

“Preferred Shares” means, collectively, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D1 Preferred Shares, the Series E Preferred Shares, the Series E1 Preferred Shares and the Series F Preferred Shares of the Company.

“Qingdao Investor” means Qingdao Missfresh Special Purpose Equity Investment Fund (Limited Partnership) (青岛每日优鲜专项股权投资基金(有限合伙)).

“Qualified IPO” has the meaning given to such term in the Memorandum and Articles.

“Registrable Securities” means (i) the Class B Ordinary Shares issued or issuable upon conversion of the Preferred Shares, (ii) any Class B Ordinary Shares of the Company issued or issuable as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) herein, and (iii) any Class B Ordinary Shares owned or hereafter acquired by the Investors; excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to Section 12.3. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of pursuant to an effective Registration Statement.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Related Party” means any Affiliate, officer, director, supervisory board member, employee, or holder of any Equity Security of any Group Company, and any Affiliate or Associate of any of the foregoing.

“Requisite Preferred Directors” means any four (4) of the Investor Directors (as defined below).

“Right of First Refusal and Co-Sale Agreement” means the Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement, as defined in the Purchase Agreement and as amended from time to time.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“SAFE Rules and Regulations” means Circular 37 and any other applicable SAFE rules and regulations.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series A Preferred Shares” means collectively Series A1 Shares, Series A2 Shares and Series A3 Shares.

“Series A1 Shares” means the Series A1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series A2 Shares” means the Series A2 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series A3 Shares” means the Series A3 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B Preferred Shares” means collectively Series B1 Shares and Series B2 Shares.

“Series B1 Shares” means the Series B1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B2 Shares” means the Series B2 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C Preferred Shares” means the Series C Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series D1 Preferred Shares” means the Series D1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series E Preferred Shares” means the Series E Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series E Preferred Share Purchase Agreement” means the Series E Preferred Share Purchase Agreement entered into by and between the Company, the Series E Investors and certain other parties thereto dated August 27, 2018 and certain deeds of adherences entered into thereafter on October 19, 2018 and October 26, 2018.

“Series E1 Preferred Shares” means the Series E1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series F Preferred Shares” means the Series F Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series F Preferred Share Purchase Agreement” means the Series F Preferred Share Purchase Agreement entered into by and between the Company, certain Series F Investors and certain other parties thereto dated December 30, 2019.

“Shareholder” means a holder of any Shares.

“Share Purchase and Exchange Agreement” means the Share Purchase and Exchange Agreement entered into by and between the Company, the Series E1 Investors and certain other parties thereto dated May 30, 2019.

“Shares” means the Ordinary Shares and the Preferred Shares.

“Share Sale” has the meaning given to such term in the Memorandum and Articles.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Transaction Documents” has the meaning set forth in the Purchase Agreement.

“Tax” has the meaning set forth in the Purchase Agreement.

“United States Person” means United States person as defined in Section 7701(a)(30) of the Code.

“US” means the United States of America.

“Xiamen Investor” means Xiamen Missfresh Equity Investment Partnership (Limited Partnership) (厦门每日优鲜股权投资合伙企业(有限合伙)).

1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Additional Number	Section 7.4(b)
Agreement	Preamble
Amendment	Recitals
Anti-Bribery Laws	Section 11.7
Arbitration Notice	Section 12.5(a)
Beijing WFOE	Preamble
Beijing Mrfresh	Preamble
Business	Recitals
Company	Preamble
Company Affiliate	Section 11.7
Compliance Laws	Section 11.9
Confidential Information	Section 11.19(a)
Direct US Investor	Section 11.17(c)
Dispute	Section 12.5(a)
Earn-out Shares	Section 11.30
Exempt Registrations	Section 3.4
First Participation Notice	Section 7.4(a)
Government Official	Section 11.7
GS Entities	Section 11.29
HK Company/HK Companies	Preamble
HKIAC	Section 12.5(b)
HKIAC Rules	Section 12.5(b)
Indirect US Investor	Section 11.17(c)
Investor Directors	Section 9.1(a)
Investor(s)	Preamble
Jinan Missfresh Extreme	Preamble
Jinan WFOE	Preamble
Major Subsidiary	Section 9.1(c)
Missfresh HK Company	Preamble
Money Laundering Laws	Section 11.10
Mrfresh Cayman	Preamble
Mrfresh HK Company	Preamble
Mrfresh WFOE	Preamble
New Securities	Section 7.3
Observer	Section 9.4
ODI Approvals	Section 11.3
OFAC	Section 11.11
Ordinary Directors	Section 9.1(a)
Original Purchase Agreement	Recitals
Oversubscription Participants	Section 7.4(b)
Party/Parties	Preamble
PFIC Shareholder	Section 11.17(c)
PRC Company/PRC Companies	Preamble
Preemptive Right	Section 7.1
Principal/Principals	Preamble
Principal Holding Company/Principal Holding Companies	Preamble
Prior Agreements	Recitals
Pro Rata Share	Section 7.2
Purchase Agreement	Recitals
Qualified Financing	Section 11.30
Qualified Series F Investor	Section 11.30
Sanctions	Section 11.11
Second Participation Notice	Section 7.4(b)
Second Participation Period	Section 7.4(b)
Security Holder	Section 11.3
Series A Investor(s)	Preamble
Series B Investor(s)	Preamble
Series C Investor(s)	Preamble
Series D1 Investor(s)	Preamble
Series E Investor(s)	Preamble
Series E1 Investor(s)	Preamble
Series F Investor(s)	Preamble
Subsidiary Board	Section 9.1(c)
Third Amended and Restated SHA	Recitals
Violation	Section 5.1(a)
WFOE/WFOEs	Preamble

1.3 Interpretation. For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards, (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (vii) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (viii) the term “or” is not exclusive, (ix) the term “including” will be deemed to be followed by “, but not limited to,” (x) the terms “shall”, “will” and “agrees” are mandatory, and the term “may” is permissive, (xi) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xii) the term “voting power” refers to the number of votes attributable to the Shares (on an As-Converted Basis) in accordance with the terms of the Memorandum and Articles, (xiii) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, (xiv) references to laws include any such law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, and (xv) all references to dollars or to “US$” are to currency of the United States of America and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies).

2. Demand Registration.

2.1 Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the date that is six (6) months after the closing of the IPO, any Holder may request in writing that the Company effect a Registration of Registrable Securities having an anticipated aggregate offering price, net of underwriting discounts and commissions, in excess of US$10,000,000. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its commercially reasonable efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to effect no more than three (3) Registrations pursuant to this Section 2.1 that have been declared and ordered effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1 is not consummated, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1.

2.2 Registration on Form F-3 or Form S-3. The Company shall use its commercially reasonable efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its commercially reasonable efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. The Company shall be obligated to effect no more than two (2) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to this Section 2.2; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.2 is not consummated pursuant to Section 2.4 or for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.2.

2.3 Right of Deferral.

(a) The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(1) if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Class B Ordinary Shares within ninety (90) days of receipt of that request; provided, that the Company is actively employing in good faith its commercially reasonable efforts to cause that Registration Statement to become effective within ninety (90) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Section 3 (other than an Exempt Registration (as defined below));

(2) during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Class B Ordinary Shares of the Company other than an Exempt Registration; provided, that the Holders are entitled to join such Registration in accordance with Section 3;

(3) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction; or

(4) with respect to the registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), if Form F-3 is not available for such offering by the Holders, or if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$10,000,000.

(b) If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Company may not utilize this right for more than ninety (90) days on any one occasion or more than once during any twelve (12) month period; provided, further, that the Company may not Register any other its Equity Securities during such period (except for Exempt Registrations).

2.4 Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of at least a majority of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of shares to be included in the Registration on behalf of the non-excluded Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included, provided that any Initiating Holder shall have the right to withdraw its request for Registration from the underwriting by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement, and such withdrawn request for Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 or Section 2.2, as the case may be. If any Holder disapproves the terms of any underwriting, the Holder may also elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

3. Piggyback Registrations.

3.1 Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its commercially reasonable efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

3.2 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3 Underwriting Requirements.

(a) In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude all of the Registrable Securities requested to be Registered in the IPO and up to seventy-five percent (75%) of the Registrable Securities requested to be Registered in any other public offering, but in any case only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of any non-excluded Holders are allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

(b) If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4 Exempt Registrations. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share plan, (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable), (iii) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities and does not permit secondary sales (collectively, “Exempt Registrations”).

4. Registration Procedures.

4.1 Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its commercially reasonable efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding at least a majority in voting power of the Registrable Securities Registered thereunder, keep the Registration Statement effective until the distribution thereunder has been completed;

(b) Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(c) Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) Use its commercially reasonable efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(f) Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

(g) Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (A) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (B) comfort letters dated as of (x) the effective date of the registration statement covering such Registrable Securities, and (y) the date of the sale as contemplated in Rule 159 under the Securities Act, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(h) Otherwise comply with all rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its commercially reasonable efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(i) Not, without the written consent of the holders of at least a majority of voting power of the then outstanding Registrable Securities, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Securities Act;

(j) Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(k) Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with a Qualified IPO, the primary exchange on which the Company’s securities will be traded.

4.2 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3 Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement, incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company. All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called “Selling Expenses” and shall be paid by the selling Investors. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 or Section 2.2 of this Agreement if the Registration request is subsequently withdrawn at the request of the Holders holding at least a majority of the voting power of the Registrable Securities requested to be Registered by all Holder in such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration) unless the Holders of at least a majority of the voting power of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.1 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and the Company shall pay any and all such expenses.

5. Registration-Related Indemnification.

5.1 Company Indemnity.

(a) To the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s Affiliates, partners, officers, directors, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse, as incurred, each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(b) The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.

5.2 Holder Indemnity.

(a) To the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 5.2 (when combined with any amounts paid by such Holder pursuant to Section 5.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.

(b) The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3 Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.4 Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 5.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

5.5 Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6 Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

6. Additional Registration-Related Undertakings.

6.1 Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(c) at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed).

6.2 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the written consent of holders of at least a majority of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted to Class B Ordinary Share basis), enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3 “Market Stand-Off” Agreement. Each holder of Registrable Securities agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company owned immediately prior to the date of the final prospectus relating to the Company’s IPO (other than those included in such offering), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided, that (x) the forgoing provisions of this Section shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall not be applicable to any Holder unless all directors, officers and all other holders of at least one percent (1%) of the outstanding share capital of the Company (calculated on an as-converted to Class B Ordinary Share basis) are bound by restrictions at least as restrictive as those applicable to any such Holder pursuant to this Section, (y) this Section shall not apply to a Holder to the extent that any other Person subject to substantially similar restrictions is released in whole or in part, and (z) the lockup agreements shall permit a Holder to transfer their Registrable Securities to their respective Affiliates so long as the transferees enter into the same lockup agreement. The Investors agree to execute and deliver to the underwriters a lock-up agreement containing substantially similar terms and conditions as those contained herein. The Company and the Principals agree to use their commercially reasonable efforts to cause the managing underwriter to shorten, to the maximum extent permitted under applicable Laws, any “market stand-off” or lock-up period applicable to the Investors.

6.4 Termination of Registration Rights. The registration rights set forth in Section 2 and Section 3 of this Agreement shall terminate on the earlier of (i) the date that is five (5) years from the date of closing of a Qualified IPO, (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

6.5 Exercise of Ordinary Share Equivalents. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Class B Ordinary Shares as of the effective date of the applicable Registration Statement, but the Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder.

6.6 Intent. The terms of Sections 2 through 6 are drafted primarily in contemplation of an offering of securities in the United States of America. The parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares. Accordingly:

(a) it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(b) it is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Class B Ordinary Shares unless arrangements have been made reasonably satisfactory to the holders of at least a majority of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted to Class B Ordinary Share basis) to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Class B Ordinary Shares in lieu of such derivative securities.

7. Preemptive Right.

7.1 General. The Company hereby grants to each Preemptive Rights Holder the right of first refusal to purchase such Preemptive Rights Holder’s Pro Rata Share (as defined below) (and any oversubscription, as provided below), of all (or any part) of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement (the “Preemptive Right”).

7.2 Pro Rata Share. A Preemptive Rights Holder’s “Pro Rata Share” for purposes of the Preemptive Rights is the ratio of (a) the number of Class B Ordinary Shares (including Preferred Shares on an As-Converted Basis, assuming full conversion and exercise of all options and other outstanding convertible and exercisable securities) held by such Preemptive Rights Holder, to (b) the total number of Class B Ordinary Shares (including Preferred Shares on an As-Converted Basis, assuming full conversion and exercise of all options and other outstanding convertible and exercisable securities) then outstanding immediately prior to the issuance of New Securities giving rise to the Preemptive Rights.

7.3 New Securities. For purposes hereof, “New Securities” shall mean any Equity Securities of the Company issued after the date hereof, except for:

(a) any Equity Securities of the Company issued pursuant to the Purchase Agreement or Section 11.30 hereof;

(b) up to 89,208,387 Class B Ordinary Shares (as adjusted in connection with share splits or share consolidation, reclassification or other similar event) and/or options or warrants therefor issued to employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the ESOP;

(c) Class B Ordinary Shares actually issued upon the conversion or exchange of Convertible Securities, provided such issuance is pursuant to the terms of such Convertible Security;

(d) any Equity Securities of the Company issued in connection with any share split, share dividend, reclassification or other similar event duly approved in accordance with Section 10 hereof;

(e) any Equity Securities of the Company issued pursuant to the bona fide firmly underwritten public offering duly approved in accordance with Section 10 hereof;

(f) any Equity Securities of the Company issued pursuant to the bona fide acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, in any case, as duly approved in accordance with Section 10 hereof;

(g) any Equity Securities of the Company issued to Persons or entities with which the Company has a strategic business relationship as duly approved by the Board, provided that the primary purpose of such issuance is not for equity financing purpose; and

(h) any Equity Securities of the Company, the issuance of which is approved in accordance with Section 10 hereof and is not offered to any existing Shareholder of the Company.

7.4 Procedures.

(a) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Preemptive Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Preemptive Rights Holder shall have ten (10) Business Days from the date of receipt of any such First Participation Notice to agree in writing to purchase up to such Preemptive Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Preemptive Rights Holder’s Pro Rata Share). If any Preemptive Rights Holder fails to so respond in writing within such ten (10) Business Day period, then such Preemptive Rights Holder shall forfeit the right hereunder to purchase its Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

(b) Second Participation Notice; Oversubscription. If any Preemptive Rights Holder fails or declines to exercise its Preemptive Rights in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Preemptive Rights Holders who exercised in full their Preemptive Rights (the “Oversubscription Participants”) in accordance with subsection (a) above. Each Oversubscription Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to such number of remaining New Securities equal to the lesser of (x) the Additional Number, or (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Class B Ordinary Shares (including Preferred Shares on an As-Converted Basis) held by such Oversubscription Participant and the denominator of which is the total number of Class B Ordinary Shares (including Preferred Shares on an As-Converted Basis) held by all the Oversubscription Participants.

7.5 Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Preemptive Rights Holder exercises the Preemptive Rights within ten (10) Business Days following the issuance of the First Participation Notice, the Company shall have ninety (90) days thereafter to complete the sale of the New Securities described in the First Participation Notice with respect to which the Preemptive Rights hereunder were not exercised at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Preemptive Rights Holders pursuant to this Section 7.

8. Information and Inspection Rights.

8.1 Delivery of Financial Statements to Information Right Holder. The Group Companies shall deliver to each Information Rights Holder the following documents or reports:

(a) within ninety (90) days after the end of each fiscal year of the Company, a consolidated income statement and statement of cash flows for the Company for such fiscal year and a consolidated balance sheet for the Company as of the end of the fiscal year, audited and certified by a firm of national standing of independent certified public accountants acceptable to the Requisite Preferred Directors, and a management report including a comparison of the financial results of such fiscal year with the corresponding annual budget, all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period;

(b) within forty-five (45) days after the end of each of the first three fiscal quarters, a consolidated unaudited income statement and statement of cash flows for such quarter and a consolidated balance sheet for the Company as of the end of such quarter, and a comparison of the financial results of such quarter with the corresponding quarterly budget, all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes), and certified by the chief executive officer or chief financial officer of the Company;

(c) an annual Budget and Business Plan within thirty (30) days prior to the beginning of each fiscal year, setting forth: the projected balance sheets, income statements and statements of cash flows for each month during such fiscal year of each Group Company; projected detailed budgets for each such month; any dividend or distribution projected to be declared or paid; the projected incurrence, assumption or refinancing of indebtedness; and all other material matters relating to the operation, development and business of the Group Companies; and

(d) copies of all documents or other information sent to all other shareholders and any reports publicly filed by the Company with any relevant securities exchange, regulatory authority or governmental agency, no later than five (5) days after such documents or information are filed by the Company.

8.2 Delivery of Financial Statements to Series F Investor. The Group Companies shall deliver to each Series F Investor which with its Affiliates collectively, holds less than 1.5% of the Shares on an As-Converted Basis, the following documents or reports:

(a) within ninety (90) days after the end of each fiscal year of the Company, a consolidated income statement and statement of cash flows for the Company for such fiscal year and a consolidated balance sheet for the Company as of the end of the fiscal year all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period; and

(b) within sixty (60) days after the end of the first six months, a consolidated unaudited income statement and statement of cash flows for such first six months and a consolidated balance sheet for the Company as of the end of such first six months all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes).

8.3 Inspection Rights. The Group Companies covenant and agree that each Information Rights Holder shall have the right, at its own expense, to reasonably inspect facilities, properties, records and books of each Group Company at any time during regular working hours on reasonable prior notice to such Group Company and the right to discuss the business, operation and conditions of a Group Company with any Group Company’s directors, officers, employees, accounts, legal counsels and investment bankers.

9. Election of Directors.

9.1 Board of Directors.

(a) Subject to Section 9.1(b), immediately after the Closing, the Company shall have, and the Parties hereto agree to cause the Company to have, a Board consisting of no more than twelve (12) authorized directors with the composition of the Board determined as follows: (i) the Principals (for so long as the respective Principal Holding Company holds any Shares) shall be entitled to designate, appoint, remove, replace and reappoint at any time or from time to time, five (5) directors on the Board (the “Ordinary Directors”), who shall initially be the Principals, LI Yang, WANG Jun and SUN Yuan, and (ii) each of Internet Fund IV Pte. Ltd., GFC2 Ltd., Image Frame Investment (HK) Limited, JenCap MF, GS (for so long as such Person continues to hold any Preferred Shares) and CICC (for so long as such Person continues to hold any Preferred Shares) and Xiamen Investor (for so long as such Person continues to hold any Preferred Shares) shall be entitled to appoint, remove and re-appoint at any time or from time to time and without the need for any consent or resolution of any other Shareholder, one (1) Director on the Board (collectively, the “Investor Directors”). Each Director other than Xu Zheng (徐正) shall have one (1) vote and Xu Zheng (徐正) who acts as a Director shall have four (4) votes for each of the matters submitted to the Board.

(b) Notwithstanding anything to the contrary in this Agreement, the Company shall, at any time, have the right to adjust the number of the Ordinary Directors to cause the voting rights of the Ordinary Directors in the vote for each of the matters submitted to the Board to be equal to the aggregate voting power of all Investor Directors plus one.

(c) Upon request of the Majority Preferred Holders, each of the Missfresh HK Company, the WFOEs, Mrfresh Cayman and Mrfresh HK Company (each, a “Major Subsidiary”) shall, and the Parties hereto shall cause each such Major Subsidiary to, (i) have a board of directors or similar governing body (the “Subsidiary Board”), (ii) the authorized size of each Subsidiary Board be the same authorized size as the Board (including the arrangement of Board observers), and (iii) the composition of each Subsidiary Board to consist of the same persons as directors as those then on the Board.

9.2 Voting Agreements.

(a) With respect to each election of directors of the Board, each holder of voting securities of the Company shall vote at each meeting of shareholders of the Company, or in lieu of any such meeting shall give such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary (i) to keep the authorized size of the Board pursuant to Sections 9.1(a) and (b), (ii) to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Sections 9.1(a), (b) and (c), and (iii) against any nominees not designated pursuant to Sections 9.1(a) and (b).

(b) Any Director designated pursuant to Sections 9.1(a) and (b) may be removed from the Board, either for or without cause, only upon the vote or written consent of the Person or group of Persons then entitled to designate such Director pursuant to Sections 9.1(a) and (b), and the Parties agree not to seek, vote for or otherwise effect the removal of any such Director without such vote or written consent. Any Person or group of Persons then entitled to designate any individual to be elected as a Director on the Board shall have the exclusive right at any time or from time to time to remove any such Director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any Director occupying such position or any other vacancy therein, and each other Party agrees to cooperate with such Person or group of Persons in connection with the exercise of such right. Each holder of voting securities of the Company agrees to always vote such holder’s respective voting securities of the Company at a meeting of the members of the Company (and given written consents in lieu thereof) in support of the foregoing.

(c) The Company agrees to take such action, and each other Party hereto agrees to take such action, as is necessary to cause the election or appointment to each Subsidiary Board of each director designated to serve on the Board pursuant to Section 9.1.

9.3 Board Meeting; Quorum. Subject to the provisions of the Memorandum and Articles, the Directors may regulate their proceedings as they think fit, provided however that the board meetings shall be held at least once every three (3) months unless the Board otherwise approves (so long as such approval includes the approval of the Requisite Preferred Directors) and that a written notice of each meeting, agenda of the business to be transacted at the meeting and all documents and materials to be circulated at or presented to the meeting shall be sent to all Directors entitled to receive notice of the meeting at least five (5) Business Days before the meeting and a copy of the minutes of the meeting shall be sent to such Persons. A meeting of the Board and each Subsidiary Board shall only proceed where there are present (whether in person or by means of a conference telephone or another equipment which allows all participants in the meeting to speak to and hear each other simultaneously) a majority of the number of the Directors in office elected in accordance with Sections 9.1(a) and (b) that includes the Requisite Preferred Directors, and the Parties shall cause the foregoing to be the quorum requirements for the Board and each Subsidiary Board. During the board meetings, the Directors shall discuss the business plan of the Group (including the business strategy, budget, the grant of ESOP and the appointment and remuneration of the Key Employees) in good faith. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any general meeting, the Members (as defined in the Memorandum and Articles, or their proxies) holding a majority of the aggregate voting power of all of the Shares of the Company represented at the meeting may adjourn the meeting from time to time, until a quorum shall be present or represented; provided that, if notice of such meeting has been duly delivered to all Members five (5) Business Days prior to the scheduled meeting in accordance with the notice procedures hereunder, and the quorum is not present within one hour from the time appointed for the meeting solely because of the absence of any Member, the meeting shall be adjourned to the fifth (5th) following Business Day at the same time and place (or to such other time or such other place as the directors may determine) with notice delivered to all Members forty-eight (48) hours prior to the adjourned meeting in accordance with the notice procedures under Articles 108 through 112 of Memorandum and Articles and, if at the adjourned meeting, the quorum is not present within one half hour from the time appointed for the meeting solely because of the absence of any Member, then the presence of such Member shall not be required at such adjourned meeting for purposes of establishing a quorum. At such adjourned meeting, no business shall be transacted other than the business that might have been transacted at the meeting as originally notified.

9.4 Observer. Each of Peaceful Rise Management Limited, Perfect Canyon Limited, Grant Fortune Fund LP, Glade Brook Private Investors XVI LP, FANTASTIC AUGURY LIMITED, and ASCEND HOPE LIMITED, who is not entitled to appoint any Director to the Board pursuant to this Section 9, shall be entitled to appoint one (1) observer (the “Observer”) to attend all meetings of the Board and all subcommittees of the Board, in a nonvoting observer capacity. If CICC loses its director appointment right pursuant to Section 9.1(a) and for so long as CICC continues to hold any Preferred Shares, it shall be entitled to appoint one (1) observer. If Xiamen Investor for whatsoever reason fails to appoint a director pursuant to Section 9.1(a) and for so long as Xiamen Investor continues to hold any Preferred Shares, it shall be entitled to appoint one (1) observer. The Company shall give the Observer copies of all notices, minutes, consents, and other materials that the Company provides to the Company’s directors at the same time and in the same manner as provided to such directors; provided, however, that the Observer shall agree to hold in confidence and trust all information so provided. The Observer may be excluded from that portion of a meeting of the Board or a subcommittee thereof to the extent that (i) the Board of Directors has reasonably determined in good faith that the Observer’s presence at such meeting or portion thereof would reasonably be expected to result in the disclosure of trade secrets to a direct competitor of the Group Companies or (ii) counsel to the Company has determined that there is a reasonable likelihood that the Observer’s presence at such meeting or portion thereof would result in the loss of the Company’s attorney-client privilege; provided that to the extent practical the Observer shall be notified in writing by the Company at least forty-eight (48) hours prior to the meeting of the exclusion and grounds on which the exclusion is based and provided further that the Company shall in good faith endeavor to ensure that meetings of the Board or committees thereof are conducted in such a manner as to minimize those portions during which Observer shall be excluded, with a view to allowing the Observer to attend and observe such meetings to the maximum extent possible. The Observer shall be entitled to be reimbursed for all reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings.

9.5 Expenses. The Company will promptly pay or reimburse each non-employee Board member and each non-employee Subsidiary Board member for all reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings and otherwise performing their duties as directors and committee members.

9.6 Alternates. Subject to applicable Law and this Agreement, each Director shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the director for whom she or he is serving as an alternate.

9.7 D&O Insurance. As soon as reasonably practicable following the Closing and approved by the Board, the Company shall purchase, and thereafter shall maintain, directors’ and officers’ insurance on commercially reasonable and customary terms approved by the Majority Preferred Holders, in relation to any person who is or was a Director or an officer of the Company, against any liability asserted against the person and incurred by the person in that capacity, except to the extent otherwise agreed by the Majority Preferred Holders. To the maximum extent permitted by the Law of the jurisdiction in which the Company is organized, the Company shall indemnify and hold harmless each of its Directors and shall comply with the terms of the indemnification agreements, and at the request of any Director who is not a party to an indemnification agreement, shall enter into an indemnification agreement with such director in similar form to the indemnification agreements.

10. Protective Provisions.

10.1 Acts of the Group Companies Requiring Approval of the Majority Preferred Holders. Regardless of anything else contained herein or in the Charter Documents of any Group Company, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Party shall procure each Group Company not to, and the shareholders of the Company shall procure the Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the Majority Preferred Holders:

(a) any action that reclassifies any outstanding shares into shares having rights, preferences, privileges, powers, limitations or restrictions senior to or on a parity with any series of Preferred Shares in issue, whether as to liquidation, conversion, dividend, voting, redemption or otherwise;

(b) any adverse amendment or change of the rights, preferences, privileges, powers, limitations or restrictions of or concerning, or the limitations or restrictions provided for the benefit of, any series of Preferred Shares in issue;

(c) any liquidation (other than any Deemed Liquidation Event and Share Sale), dissolution or winding up of any Group Company;

(d) any purchase, repurchase, redemption or retirements of any Equity Security of any Group Company other than (x) Exempted Distributions (as defined in the Memorandum and Articles) and (y) any matters approved in accordance with Section 10.4 hereof;

(e) any amendment or modification to or waiver under any of the Charter Documents of any Group Company, other than (i) any amendment to resolve any conflict or inconsistency with this Agreement in accordance with the terms of this Agreement, or (ii) any amendment arising as a result of the matters approved in accordance with Section 10.4 hereof;

(f) any declaration, set aside or payment of a dividend or other distribution by any Group Company, or the adoption of, or any change to, the dividend policy of any Group Company;

(g) the commencement of or consent to any proceeding seeking (i) to adjudicate it as bankrupt or insolvent, (ii) liquidation, winding up or dissolution of any of the Group Companies under any Law relating to bankruptcy or insolvency, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(h) any change of the size or composition of the board of directors of any Group Company;

(i) the adoption, material amendment or termination of the ESOP or any other equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies;

(j) [Reserved]; or

(k) any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (a) through (k) above requires the approval of the shareholders of the Company in accordance with the applicable Laws, and if the shareholders vote in favor of such act but the approval of the Majority Preferred Holders has not yet been obtained, then the Majority Preferred Holders in aggregate shall, in such vote, have the voting rights equal to the aggregate voting power of all the shareholders who voted in favor of such act plus one (1).

10.2 Acts of the Group Companies Requiring Approval of the Majority Series E Holders. The Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Member (as defined in the Memorandum and Articles) shall permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, and the Company shall not permit any other Group Company to take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the Majority Series E Holders:

(a) (i) any issuance of New Securities and (ii) any issuance of Equity Securities set forth under Section 7.3(g) hereof, for consideration per Ordinary Share received by the Company (on an As-Converted Basis and net of any selling concessions, discounts or commissions) less than the Series E Conversion Price (as defined in the Memorandum and Articles) (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events);

(b) any action that reclassifies any issued and outstanding shares into shares having rights, preferences, privileges, powers, limitations or restrictions senior to or on a parity with the Series E Preferred Shares or Series E1 Preferred Shares in issue, whether as to liquidation, conversion, dividend, voting, redemption or otherwise;

(c) any adverse amendment or change of the rights, preferences, privileges, powers, limitations or restrictions of or concerning, or the limitations or restrictions provided for the benefit of, the Series E Preferred Shares or Series E1 Preferred Shares; or

(d) any IPO which is not a Qualified IPO, with an offering price per share (net of underwriting commissions and expenses) that is less than the Series E Conversion Price (as defined in the Memorandum and Articles) (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (a) through (d) above requires the approval of the Members of the Company in accordance with the Statute (as defined in the Memorandum and Articles), and if the Members vote in favour of such act but the approval of the Majority Series E Holders, voting together as a single class on an As-Converted Basis, has not yet been obtained, then the Majority Series E Holders shall, in such vote, have the voting rights equal to the aggregate voting power of all the shareholders who voted in favour of such act plus one (1).

10.3 Acts of the Group Companies Requiring Approval of the Majority Series F Holders. The Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Member shall permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, and the Company shall not permit any other Group Company to take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the Majority Series F Holders (which shall include (i) CICC’s approval if CICC holds no less than one-fourth of the then issued and outstanding Series F Preferred Shares of the Company; and (ii) Xiamen Investor’s approval if Xiamen Investor holds no less than one-fourth of the then issued and outstanding Series F Preferred Shares of the Company. for the purpose of calculating the number of Series F Preferred Shares under this Section 10.3, the number of Series F Preferred Shares of CICC or Xiamen Investor shall include those of its Affiliates and those held by any Person acting in concert with CICC or Xiamen Investor (with reasonable and sufficient evidences provided to the Company) collectively):

(a) (i) any issuance of New Securities and (ii) any issuance of Equity Securities set forth under Section 7.3(g) hereof, for consideration per Ordinary Share received by the Company (on an As-Converted Basis and net of any selling concessions, discounts or commissions) less than the Series F Conversion Price (as defined in the Memorandum and Articles) (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events);

(b) any action that reclassifies any issued and outstanding shares into shares having rights, preferences, privileges, powers, limitations or restrictions senior to or on a parity with the Series F Preferred Shares in issue, whether as to liquidation, conversion, dividend, voting, redemption or otherwise;

(c) any adverse amendment or change of the rights, preferences, privileges, powers, limitations or restrictions of or concerning, or the limitations or restrictions provided for the benefit of, the Series F Preferred Shares; or

(d) any IPO which is not a Qualified IPO, with an offering price per share (net of underwriting commissions and expenses) that is less than the Series F Conversion Price (as defined in the Memorandum and Articles) (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (a) through (d) above requires the approval of the Members of the Company in accordance with the Statute, and if the Members vote in favour of such act but the approval of the Majority Series F Holders, voting together as a single class on an As-Converted Basis, has not yet been obtained, then the Majority Series F Holders shall, in such vote, have the voting rights equal to the aggregate voting power of all the shareholders who voted in favour of such act plus one (1).

10.4 Acts of the Group Companies Requiring Board Approval. Subject to the provisions of Cayman Islands Law, regardless of anything else contained herein or in the Charter Documents of any Group Company, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Party shall permit any Group Company to, and the shareholders of the Company shall not permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved by the Board (which approval includes the approval of the Requisite Preferred Directors):

(a) any action that authorizes, creates or issues (A) any class or series of Equity Securities except for the grant and issuance under ESOP or any other equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies, or (B) any other Equity Securities of any Group Company (other than the Company) except for the Conversion Shares;

(b) any increase or decrease in the authorized number of Preferred Shares, Class A Ordinary Shares or Class B Ordinary Shares or any series thereof (except pursuant to any conversion of such Preferred Shares in accordance with Article 8.3 (Conversion Right) of the Memorandum and Articles);

(c) any issuance of Equity Securities by a Subsidiary or an Affiliate of any Group Company;

(d) the merger, amalgamation or consolidation of the Company or any Group Company with any Person, the reorganization, restructuring or arrangement of any Group Company and relief of debtors;

(e) the purchase or other acquisition by any Group Company (whether individually or in combination with the Company or any other Group Company) of all or substantially all of the assets, equity or business of another Person, each in excess of US$15,000,000 in aggregate in a fiscal year;

(f) any Deemed Liquidation Event or any Share Sale;

(g) any sale, transfer, lease, or other disposal of, or the incurrence of any Lien on, all or substantial all assets of any Group Company, which is a Deemed Liquidation Event as defined in the Memorandum and Articles;

(h) any initial public offering of any Equity Securities of any Group Company; determination of the listing venue, timing, valuation and other terms of the initial public offering;

(i) any sale, transfer, grant of an exclusive license, or other disposal of, or the incurrence of any Lien on, the material intellectual property of any Group Company that are outside the ordinary course of business;

(j) making any capital commitment or expenditure in excess of US$15,000,000 in aggregate in a fiscal year;

(k) providing any loans or any guarantee (excluding the guarantee of Indebtedness as provided under subsection (p) below) for the benefit of any Person (except for any Group Company, or Subsidiary or Affiliate of the Group Company) in any form in excess of RMB7,500,000 in aggregate in a fiscal year;

(l) any material change to the principal business of any Group Company;

(m) entering into any joint venture or material alliance with any Person, in excess of US$15,000,000 in aggregate in a fiscal year;

(n) any transaction (including but not limited to the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) between a Group Company and any Related Party thereof which is outside the ordinary course of business or not on a fair and arm’s length basis, including, to avoid any doubt, without limitation, (i) any sale, transfer, lease, or other disposal of the assets (including the intellectual properties) of any Group Company to any Related Party and (ii) the compensation (in cash or equity) of or any loans to the Principals, officers and directors of the Group Companies outside the ordinary course of business, other than those among the Group Companies;

(o) the appointment or removal of the Auditor or the auditors for any other Group Company, or any material change in accounting policies and procedures, or the change of the term of the fiscal year for any Group Company;

(p) incurrence by a Group Company of any Indebtedness or guarantees of Indebtedness in excess of US$15,000,000 in aggregate in a fiscal year;

(q) any adoption of or change to, a significant tax or accounting practice or policy or any internal financial controls and authorization policies, or the making of any significant tax or accounting election;

(r) any proposed amendment of the Budget and Business Plan that would (i) increase the Company’s budgeted net losses in the relevant financial year by one hundred percent (100%) or more, or (ii) reduce the Company’s budgeted revenue in the relevant financial year by fifty percent (50%) or more;

(s) any investment in, establishment of, or divestiture or sale or pledge or mortgage by any Group Company of an interest in a Subsidiary or an Affiliate, each in excess of US$15,000,000 in aggregate in a fiscal year;

(t) any other actions or transactions out of the ordinary course of business of such Group Company; or

(u) any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

11. Additional Covenants.

11.1 Business of the Group Companies. Except for holding the interest in their respective direct Subsidiaries, none of the Company, the Missfresh HK Company, Mrfresh Cayman or Mrfresh HK Company shall engage in any business or operations without the consent of the Requisite Preferred Directors. The business of each other Group Companies shall be restricted to the Business, except with the approval of the Requisite Preferred Directors.

11.2 Non-Competition and Non-Solicitation. Each of the Principals undertakes to the Investors that commencing from the date of this Agreement until the later of (i) two (2) years after the date of his resignation or departure from the Company, or (ii) two (2) years after such Principal ceases owning any direct or indirect interests (legal or beneficial) in aggregate more than 1% of the total capital of any of the Group Companies, he and his immediate family members will not, without the prior written consent of the Majority Preferred Holders, either on his own account or through any of its Affiliates, or in conjunction with or on behalf of any other Person: (i) be engaged or invest, directly or indirectly, in any Person or business that provides services or engages in a business similar to or in competition with the Business or any other business engaged in by any Group Company; (ii) provide service of any form to any Person engaged in any business that provides services or engages in a business similar to or in competition with the Business or any other business engaged in by any Group Company; or (iii) solicit or entice away or attempt to solicit or entice away from any Group Company, any employee, consultant, supplier, customer, client, representative, or agent of such Group Company; provided that, in each forgoing case, engagement or provision of services by the Principals in the name of the Group Companies or Principals appointed by the Group Companies, as a result of the Group Companies’ investment into such entities shall not be deemed as a violation thereof; provided further that, in each forgoing case, engagement or provision of services by Principals in any Person as duly approved by the Board (which approval shall include the affirmative approval of the Requisite Preferred Directors) shall not be deemed as a violation thereof.

11.3 SAFE Registration and ODI Approval. If any holder or beneficial owner of Equity Securities of a Group Company (other than the Investors) (each, a “Security Holder”) is a “Domestic Resident” as defined in Circular 37 and is subject to the SAFE registration or reporting requirements under Circular 37, the Parties shall comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations, and in the event that such Security Holder fails to comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations, the Parties (other than the Investors) shall use their commercially reasonable efforts to promptly cause such Security Holder to cease to be a holder or beneficial owner of any Equity Security of the Company by transferring such Security Holder’s Equity Security of the Company to appropriate parties pursuant to the terms and conditions of this Agreement and the Memorandum and Articles. If any holder or beneficial owner of Equity Securities of a Group Company is subject to ODI Approvals (as defined below), such party shall use its best efforts to complete and obtain in a timely manner all consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any governmental authority in the PRC required in connection with the investment by such party into the Company, including without limitation the approvals from, and filings and registrations with competent branches of SAFE office, National Development and Reform Commission (NDRC) and Ministry of Commerce (MOFCOM) as well as other competent PRC governmental authorities with jurisdiction of the outbound direct investment by PRC entities (the aforesaid approvals, filings, authorizations or registrations, collectively the “ODI Approvals”) and shall provide to the Company evidence of all such consents, approvals, authorizations, registration forms and other documentations satisfactory to the Company.

11.4 [Reserved].

11.5 Control of Subsidiaries. The Company shall institute and keep in place such arrangements as are reasonably satisfactory to the Requisite Preferred Directors such that the Company (i) will at all times control the operations of each other Group Company, and (ii) will at all times be permitted to properly consolidate the financial results for each other Group Company in the consolidated financial statements for the Company prepared under the Accounting Standards. To the extent that any Principal or Principal Holding Company or any of their respective Controlled Affiliates directly or indirectly holds any Equity Securities of any Group Company, each Principal and Principal Holding Company shall (and shall procure that any of its applicable Controlled Affiliates shall) vote such Equity Securities (and exercise all other powers, rights and privileges conferred upon them in connection with their direct or indirect ownership of such Equity Securities) in a manner to ensure, to the extent they have the power to do so, such Group Company will comply with the terms of this Agreement and the other Transaction Documents.

11.6 Compliance with Laws; Registrations.

(a) The Group Companies shall, and each Principal and Principal Holding Company shall cause the Group Companies to, conduct their respective business in compliance in all material respects with all applicable Laws, including but not limited to Laws regarding foreign investments, corporate registration and filing, import and export, food administration, transportation and logistics, customs administration, foreign exchange, telecommunication and e-commerce, intellectual property rights, labor and social welfare, and taxation, and obtain, make and maintain in effect, all material Consents from the relevant Governmental Authority or other Person required in respect of the due and proper establishment and operations of each Group Company as now conducted in accordance with applicable Laws.

(b) Without limiting the generality of the foregoing, each Principal, Principal Holding Company and Group Company shall ensure that all material filings and registrations with the PRC Governmental Authorities so required by them shall be duly completed in accordance with the relevant rules and regulations, including without limitation any such filings and registrations with the Ministry of Commerce, the Ministry of Information Industry, the State Administration of Industry and Commerce or State Administration for Market Regulation as its successor, the State Administration for Foreign Exchange, tax bureau, customs authorities, product registration authorities, and the local counterpart of each of the aforementioned governmental authorities, in each case, as applicable.

11.7 Anti-Bribery. The Group Companies shall not and shall procure that none of their respective Subsidiaries nor any director, officer, agent, employee, affiliate or any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”), take any action, directly or indirectly, that would result in a violation of or has violated the United States Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act 2010, as amended, the PRC Interim Provisions on the Prohibition of Commercial Bribery, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC, or any other applicable anti-bribery or anti-corruption laws (“Anti-Bribery Laws”), including, without limitation, using any funds for any unlawful contribution, gift, entertainment or other unlawful payments to any foreign or domestic governmental official or employee from funds, nor permit any Company Affiliate to offer, pay, promise to pay, or authorize the payment of any money, or offer, give, promise to give, or authorize the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Authority, to any political party or official thereof or to any candidate for political office, to any officer or employee or agent of a wholly owned or partially state-owned or controlled enterprise, including a PRC state-owned or controlled enterprise (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knows or is aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(a) influencing any act or decision of such Government Official in his official capacity;

(b) inducing such Government Official to do or omit to do any act in relation to his lawful duty;

(c) securing any improper advantage; or

(d) inducing such Government Official to influence or affect any act or decision of any Governmental Authority,

in order to assist the Group Companies or any of their respective Subsidiaries in obtaining or retaining business for or with, or directing business to the Group Companies or any of their respective Subsidiaries or in connection with receiving any approval of the transactions contemplated herein, nor shall any Company Affiliate accept anything of value for any of the purposes listed in clauses (a) through (d) of this section.

11.8 Compliance Program. The Group Companies agree to implement and maintain an adequate anti-corruption compliance program which is to the satisfaction of the Requisite Preferred Directors (including directors appointed by GS and Xiamen Investor). The anti-corruption program should include written anti-corruption and anti-bribery policies and procedures that are reasonably designed to ensure compliance with applicable laws, routine and periodic compliance trainings for the Group Companies’ directors, executives, agents, employees, affiliates and/or representatives, the maintenance of internal controls sufficient to prevent, detect, and deter violations of applicable anti-corruption laws, and periodic internal audits to assess the compliance program’s effectiveness. The anti-corruption program should be applied as appropriate to all current and future operations of the Group Companies.

11.9 Compliance Reporting and Inquiries. The Company agrees to provide updates to the Board regarding the operation and general status of its anti-corruption compliance program once every six (6) months, as well as to promptly notify the Board upon the Company receiving knowledge or allegations of potential compliance violations by any of the Group Companies, its directors, executives, agents, employees, affiliates or representatives. The Group Companies shall consent to reasonable periodic review of their books and records by the Investors as necessary for the Investors to monitor on-going compliance by the Group Companies and its Subsidiaries with the applicable Anti-Bribery Laws, Sanctions and Money Laundering Laws and regulations (together, the “Compliance Laws”). The Group Companies further consent to any reasonable compliance audit or inquiry initiated by any Investor in response to any allegation of potential violation of the Compliance Laws, each with reasonable prior written notice, and without interrupting the ordinary course of business.

11.10 Anti-money Laundering. The Group Companies shall procure that the operations of the Group Companies shall be conducted at all times in compliance with applicable anti-money laundering statutes of all jurisdictions, including, without limitation, all U.S. anti-money laundering laws, the rule and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”).

11.11 Sanctions. The Company shall procure that the Group Companies will not directly or indirectly use the consideration paid by any Investor under the Share Purchase and Exchange Agreement, the Series E Preferred Share Purchase Agreement, Series F Preferred Share Purchase Agreement and the Purchase Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person for the purpose of funding or facilitating any activities or business of or with any person towards any sales or operations in Cuba, Iran, Libya, Syria, Sudan, the Democratic People’s Republic of Korea, Myanmar, the Crimea region of Ukraine or any other country sanctioned by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) from time to time or for the purpose of funding any operations or financing any investments in, or make any payments to, any person targeted by or subject to any Sanctions. The use of the consideration paid by any Investor under the Share Purchase and Exchange Agreement, the Series E Preferred Share Purchase Agreement, Series F Preferred Share Purchase Agreement and/or and the Purchase Agreement will be in compliance with and will not result in the breach by any Company Affiliate of the Sanctions; and the Company further covenants not to engage, directly or indirectly, in any other activities that would result in a violation of Sanctions by any person, including any person who is a party to this Agreement. “Sanctions” as used in the previous paragraph means any law, rules, regulations, sanctions, or measures from time to time administered by OFAC, or by the U.S. Department of State, or any sanctions imposed by the European Union (including under Council Regulation (EC) No. 194/2008), the United Nations Security Council, Her Majesty’s Treasury or any other relevant Governmental Authority and any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, as amended or the Iran Sanctions Act, as amended.

11.12 Share Option Plan.

(a) Unless otherwise approved by the Board (which shall include the approval of the Requisite Preferred Directors), all shares, options or other securities or awards granted or issued under the ESOP shall vest as follows: twenty five percent (25%) thereof vest at the first anniversary of the date when such shares, options or other securities or awards are granted or issued with the remaining vesting evenly in monthly installments over the next thirty-six (36) months, except that twenty five percent (25%) of the shares, options or other securities or awards granted or issued under the ESOP to the Principals shall vest at the date when such shares, options or other securities or awards are granted or issued, with the remaining vesting evenly in monthly installments over the next thirty-six (36) months.

(b) No issuance or grants will be made under any ESOP unless such ESOP contains terms and conditions reasonably satisfactory to the Board (which shall include the approval of the Requisite Preferred Directors), which among other things, shall provide for the recipient of the award’s obligation to sign an instrument of accession to join the Right of First Refusal and Co-Sale Agreement as a party, and the Company’s right to repurchase any and all unvested shares, options or other securities or awards granted thereunder at a price equivalent to the actual cost under certain circumstances. As a condition to the issuance of any shares issued under the ESOP or the exercise, conversion or exchange of any Equity Security issued under the ESOP, the grantee shall be required to enter into the Right of First Refusal and Co-Sale Agreement as a Principal (as defined in the Right of First Refusal and Co-Sale Agreement) or an agreement substantially similar thereto, unless otherwise agreed by the Board (which shall include the approval of the Requisite Preferred Directors). Any attempt to exercise any option or other security granted or issued under the ESOP in contravention of this paragraph shall be null, void and without effect.

(c) As soon as practicable after the date hereof, the Company shall, and shall cause each Group Company to, obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary to effectuate the ESOP in the PRC in accordance with PRC Law; provided that the Company shall not grant any awards pursuant to the ESOP to any grantee in the PRC if any authorization, consent, order or approval of any Governmental Authority that is necessary to effectuate the ESOP in the PRC in accordance with PRC Law has not been obtained.

11.13 Insurance. The Group Companies shall promptly purchase and maintain in effect, worker’s injury compensation insurance, and other insurance, in any case with respect to the Group’s properties, employees, products, operations, and/or business, each in the amounts not less than that are customarily obtained by companies of similar size, in a similar line of business, and with operations in the PRC, except otherwise approved by the Board in accordance with the Memorandum and Articles. At the discretion of the Board, the Company shall purchase, and thereafter maintain key man insurance with respect to the senior management of any Group Company, including the chief executive officer, the chief operating officer, the chief financial officer, the financial controller and any other management member at or above the level of vice president or comparable position on commercially reasonable and customary terms approved by the Board.

11.14 Intellectual Property Protection. Except with the written consent of Requisite Preferred Directors, the Group Companies shall take all reasonable steps to protect their respective material Intellectual Property rights, including without limitation, registering their material respective trademarks, brand names, domain names and copyrights, and shall require each employee and consultant of each Group Company to enter into an employment agreement in form and substance reasonably acceptable to Requisite Preferred Directors, and a confidential information and intellectual property assignment agreement and a non-competition and non-solicitation agreement requiring such persons to protect and keep confidential such Group Company’s confidential information, intellectual property and trade secrets, prohibiting such persons from competing with such Group Company for a reasonable time after their termination of employment with any Group Company, and requiring such persons to assign all ownership rights in their work product to the relevant Group Company, in each case in form and substance reasonably acceptable to Requisite Preferred Directors.

11.15 Internal Control System. The Group Companies shall maintain their books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets international standards of good practice and is reasonably satisfactory to the Requisite Preferred Directors to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the Accounting Standards and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (v) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (vi) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

11.16 No Avoidance; Voting Trust. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, and the Company will at all times in good faith assist and take action as appropriate in the carrying out of all of the provisions of this Agreement. Each holder of Shares agrees that it shall not enter into any other agreements or arrangements of any kind with respect to the voting of any Shares or deposit any Shares in a voting trust or other similar arrangement; provided that nothing in this sentence shall restrict any Investor from entering into any agreements or arrangements of any kind with any of its Affiliates or any of its or their respective co-investors (or other sources of financing).

11.17 United States Tax Matters.

(a) None of the Group Companies will take any action inconsistent with its treatment of the Company as a corporation for US federal income tax purposes or elect to be treated as an entity other than a corporation for US federal income tax purposes.

(b) The Company shall use, and shall cause each of its Subsidiaries to use, its commercially reasonable efforts to arrange its management and business activities in such a way that the Company and each of its Subsidiaries are not treated as residents for tax purposes, or is otherwise subject to income tax in, a jurisdiction other than the jurisdiction in which they have been organized.

(c) The Company shall use its commercially reasonable efforts to avoid future status of the Company or any of its Subsidiaries as a PFIC. Within forty-five (45) days from the end of each taxable year of the Company, the Company shall determine, in consultation with a reputable accounting firm, whether the Company or any of its Subsidiaries was a PFIC in such taxable year (including whether any exception to PFIC status may apply). If the Company determines that the Company or any of its Subsidiaries was a PFIC in such taxable year (or if a Governmental Authority or an Investor informs the Company that it has so determined), it shall, within sixty (60) days from the end of such taxable year, provide the following information to each holder of Preferred Shares that is a United States Person (“Direct US Investor”) and each United States Person that holds either direct or indirect interest in such holder (“Indirect US Investor”) (hereinafter, collectively referred to as a “PFIC Shareholder”): (i) all information reasonably available to the Company to permit such PFIC Shareholder to (a) accurately prepare its US tax returns and comply with any other reporting requirements , if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a PFIC and (b) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company (or any of its Subsidiaries); and (ii) a completed “PFIC Annual Information Statement” as described under Treasury Regulation Section 1.1295-1(g). The Company shall be required to provide the information described above to an Indirect US Investor only if the relevant holder of Preferred Share requests in writing that the Company provide such information to such Indirect US Investor.

(d) Each of the Principals represents that such Person is not a United States Person and such Person is not owned, wholly or in part, directly or indirectly, by any United States Person. Each of the Principals shall provide prompt written notice to the Company of any subsequent change in its United States Person status. The Company shall use its commercially reasonable efforts to avoid future status of the Company or any of its Subsidiaries as a CFC. Upon written request of a holder of Preferred Shares from time to time, the Company will promptly provide in writing such information concerning its shareholders and the direct and indirect interest holders in each shareholder sufficient for such holder of Preferred Shares to determine whether the Company is a CFC. In the event that the Company does not have in its possession all the information necessary for the holder of Preferred Shares to make such determination, the Company shall promptly procure such information from its shareholders. The Company shall, (i) upon written request of a holder of Preferred Shares, furnish on a timely basis all information requested by such holder to satisfy its (or any Indirect US Investor’s) US federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a CFC. The Company and each of its Subsidiaries shall use their commercially reasonable efforts to avoid generating for any taxable year in which the Company or any of its Subsidiaries is a CFC, income that would be includible in the income of such holder of Preferred Shares (or any Indirect US Investor) pursuant to Section 951 of the Code.

(e) The Company shall comply and shall cause each of its Subsidiaries to comply with all record-keeping, reporting, and other requirements that a holder of Preferred Shares inform the Company are necessary to enable such holder to comply with any applicable US tax rules. The Company shall also provide each holder of Preferred Shares with any information reasonably requested by such holder of Preferred Shares to enable such holder to comply with any applicable US tax rules.

(f) The cost incurred by the Company in providing the information that it is required to provide, or is required to cause to be provided, and the cost incurred by the Company in taking the action, or causing the action to be taken, as described in this Section shall be borne by the Company.

11.18 Other Tax Matters.

(a) The Parties (other than the Investors) agree to jointly and severally indemnify each Investor from and against any loss, claim, liability, expense, or other damage (including diminution in the value of the Company business or such Investor’s investment in the Company) attributable to (a) any taxes (or the non-payment thereof) of any Group Company for all taxable periods ending on or before the Closing and the portion through the end of the Closing for any taxable period that includes (but does not end on) the Closing, and (b) any taxes of any other Person imposed by any Governmental Authority on any Group Company as a transferee, successor, withholding agent, accomplice, or party providing conveniences in connection with an event or transaction occurring before the Closing.

(b) The Company agrees that (i) in the event of a subsequent sale of shares in the Company by any Series C Investor, such Series C Investor shall be entitled to apply the entire purchase price of such Series C Investor’s Series C Preferred Shares which has been actually paid by such Series C Investor to the Company, except for those paid to the Group Companies other than the Company, to such Series C Investor’s indirect basis in the equity of the WFOEs with respect to any tax filing, tax position and other communication with the relevant PRC tax authorities for purposes of determining any income tax, capital gains tax or any other tax calculated with reference to gains made through the purchase and sale of any Shares, and (ii) the Company shall not take any position that is inconsistent with (or would otherwise adversely impact the credibility of) clause (i) above in its filings or other communications with the relevant PRC tax authorities.

11.19 Confidentiality.

(a) The terms and conditions of the Transaction Documents (collectively, the “Confidential Information”), including their existence, shall be considered confidential information and shall not be disclosed by any of the Parties to any other Person except that (i) each Party, as appropriate, may disclose any of the Confidential Information to its Affiliates and its and their respective current or bona fide prospective investors or partners, co-investors, financing sources, prospective permitted transferees, employees, officers and directors, investment bankers, lenders, accountants and attorneys, business partners, representatives or advisors in each case only where such Persons are under appropriate nondisclosure obligations; (ii) each Investor may disclose any of the Confidential Information to its fund manager and the employees thereof so long as such Persons are under appropriate nondisclosure obligations; (iii) any Party may disclose any Confidential Information to the extent it is required to do so pursuant to any Law or Government Order or requested to do so by any Governmental Authority (including, in response to oral questions, interrogatories or requests for information or documents) (provided that, in such case and to the extent it is permitted to do so under applicable Law, such Party shall promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy ); and (iv) any Party may disclose any Confidential Information where the disclosure is approved in writing by the Party providing the Confidential Information.

(b) The provisions of this Section shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the Parties hereto with respect to the transactions contemplated hereby, including without limitation, any term sheet, letter of intent, memorandum of understanding or other similar agreement entered into by the Company and the Investors in respect of the transactions contemplated hereby.

11.20 Most Favored Nation. Subject to the terms and conditions set forth under the Transaction Documents, the Company and the Principals jointly and severally undertake to the Series F Investors, the Series E Investors and Series E1 Investors that all of the right, privilege or protection granted to the Series F Investors, the Series E Investors and/or Series E1 Investors shall be no less favorable than with those granted to the Series A Investors, the Series B Investors, the Series C Investors and the Series D1 Investors except for (i) the rights under Section 9 hereof, (ii) the Liquidation Rights as set forth in Article 8.2 of the Memorandum and Articles, (iii) the rights under (a) Section 7.7 (Survival of Representations, Warranties and Covenants) of the Series C Preferred Share Purchase Agreement entered into by and among the Company and certain other parties thereto dated June 15, 2017, (b) Section 7.9 (Survival of Representations, Warranties and Covenants) under Series D1 Preferred Share Purchase Agreement entered into by and among the Company and certain other parties thereto dated December 29, 2017 and (c) Section 7.10 (Survival of Representations, Warranties and Covenants) under the Series D1 Preferred Share Purchase Agreement entered into by and among the Company and certain other parties thereto dated February 14, 2018, and (iv) the rights under Section 2.1(ix) (Image Frame’s Right of First Offer) of the Right of First Refusal and Co-Sale Agreement.

11.21 Related Party Transactions. Unless otherwise approved by the Board in accordance with the Memorandum and Articles, the Group Companies shall conduct their respective current and future Related Party transactions on a fair and arm’s length basis in accordance with the Memorandum and Articles, and relevant requirements of Governmental Authorities and securities exchanges in any prospective listing venue of the Company.

11.22 Supervision. The Group Companies shall use their commercially reasonably efforts to strengthen the supervision of the conduct and business of their warehouse contractors and couriers and improve product quality management to reduce the risk of occurrence of product and personal injuries.

11.23 Director and Observer Communication. Upon any Investor’s request, the Director and/or Observer (as applicable) designated and appointed by such Investor shall provide to such Investor such financial and/or operational information in respect of the Group Companies as such Investor may reasonably request from time to time, promptly upon request.

11.24 Certain Director and Observer Matters.

(a) The Parties agree that any Director or Observer appointed by any Investor may:

(i) subject to Section 11.24(b) below, pass any information (including any Confidential Information) received from any Group Company, or which relates to any Group Company, in each case to such Investor, such Investor’s Affiliates, and its and their respective partners, directors, officers and employees;

(ii) keep confidential any information relating to such Investor or any of such Investor’s Affiliates, or not use or apply such information in performing his or her duties to any Group Company; and

(iii) attend and vote at board meetings (or any committee thereof) in respect of any matter which he or she has or may have a conflict of interest or duty by virtue of his or her appointment by such Investor, subject to compliance with the applicable Laws, and shall not be in breach of any fiduciary duties owing to the Company for doing so. Each Party further agrees that this Section 11.24(a) shall apply mutatis mutandis to any director or observer appointed by any Investor to the board of any other Group Company.

(b) Subject to applicable Laws, each Director shall not, and each Party shall procure that any Director designated and nominated by it will not, disclose, discuss or otherwise share with such Party any Confidential Information relating to any Investor (but, for the avoidance of doubt, a Director may disclose to an Investor any Confidential Information relating solely to such Investor).

11.25 Certain Information. The Company shall keep each Investor informed, on a current basis, of any events, discussions, notices or changes with respect to any Tax (other than ordinary course communications which could not reasonably be expected to be material to any Group Company), criminal or regulatory investigation or action involving any Group Company, so that such Investor will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such criminal or regulatory investigation or action and the Company shall reasonably cooperate with such Investor and its Affiliates in an effort to avoid or mitigate any cost or regulatory consequences that might arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities, coordinating and providing assistance in meeting with regulators and, if requested by such Investor, making a public announcement of such matters).

11.26 Use of Logo. The Company shall grant GS, Grant Fortune Fund LP, CICC, Xiamen Investor and their respective Affiliates permission to use the Company’s name and logo in each of their or their respective Affiliates’ marketing materials and bid documentation in relation to potential transactions.

11.27 Fiduciary Duty. The parties hereto acknowledge and agree that nothing in this Agreement or the other Transaction Documents shall create a fiduciary duty of GS, Goldman, Sachs & Co. LLC or any of their respective Affiliates to the Company or its shareholders.

11.28 No Investment Banking Services. Notwithstanding anything to the contrary herein or in the Transaction Documents or any actions or omissions by representatives of GS, Goldman, Sachs & Co. LLC or any of their respective Affiliates in whatever capacity, including as a Director or Observer, it is understood that neither GS, Goldman, Sachs & Co. LLC nor any of their respective Affiliates is acting as a financial advisor, agent or underwriter to the Company or any of its Affiliates or otherwise on behalf of the Company or any of its Affiliates unless retained to provide such services pursuant to a separate written agreement.

11.29 Certain Services. Notwithstanding anything herein to the contrary, none of the provisions of this Agreement shall in any way limit GS, Goldman, Sachs & Co. LLC or any of their respective Affiliates (collectively, the “GS Entities”) from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principalling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business. Notwithstanding anything to the contrary set forth in this Agreement, the restrictions contained in Section 6.3 shall not apply to Equity Securities of the Company acquired by any GS Entity following the effective date of the first registration statement of the Company covering any Equity Securities to be sold on behalf of the Company in an underwritten public offering.

11.30 Earn-out Arrangements with Series F Investors. If the Company fails to apply for a Qualified IPO on or prior to June 30, 2021, the Company shall, prior to December 31, 2021, complete a new round of financing with the pre-money valuation of the Company being no less than 1.2 times the valuation of the Company immediately after the Closing (“Qualified Financing”). If the Company fails to complete the Qualified Financing in accordance with the preceding sentence, the Company shall, as soon as practicable and in any event prior to January 31, 2022, issue the following number of additional Series F Preferred Shares (the “Earn-out Shares”) to each Series F Investor that has paid no less than US$5,000,000 for the Series F Preferred Shares subscribed by it pursuant to the applicable share purchase agreement between such Series F Investor and the Company (such Series F Investor, the “Qualified Series F Investor”; for the purpose of determining whether a Series F Investor is a Qualified Series F Investor under this Section 11.30 hereof, the purchase price of Series F Preferred Shares paid by any Series F Investor shall include the price paid by its Affiliates) at par value:

S = A * [(1＋10%)N －1], among which,

S = the number of Earn-out Shares to be issued to such Qualified Series F Investor

A = the number of Series F Preferred Shares held by such Qualified Series F Investor immediately before the issuance of the Earn-out Shares

N = the number of days commencing from the respective issuance date of the Series F Preferred Shares held by such Qualified Series F Investor (inclusive) through the date on which such Earn-out Shares are issued (exclusive, provided which in no event shall be later than December 31, 2021) divided by 365

12. Miscellaneous.

12.1 Termination. This Agreement shall terminate upon mutual written consent of the Parties hereto. The provisions of Sections 7, 8, 9, 10, and 11 (except for Sections 11.19 and Sections 11.25 through 11.29) shall terminate on the consummation of the Qualified IPO. If this Agreement terminates, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (including without limitation those under Sections 2 through 6 and Section 12). If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

12.2 Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Each Principal irrevocably agrees to cause his or her Principal Holding Company to perform and comply with all of its respective covenants and obligations under this Agreement.

12.3 Assignments and Transfers; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. The rights of any Investor hereunder (including, without limitation, registration rights) are assignable (together with the related obligations) in connection with the transfer of Equity Securities of the Company held by such Investor in accordance with the Transaction Documents but only to the extent of such transfer, provided that, as a condition of such assignment, each successor or assignee shall agree in writing to be subject to each of the terms of this Agreement by execution of a deed of adherence in the form attached hereto as EXHIBIT A and shall be deemed to be a party hereto as if the signature of such successor or assignee appeared on the signature pages of this Agreement. This Agreement and the rights and obligations of each other Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties except as expressly provided herein.

12.4 Governing Law. This Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflict of laws thereunder.

12.5 Dispute Resolution.

(a) Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other.

(b) The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. The seat of arbitration shall be Hong Kong. There shall be three (3) arbitrators. Each party shall appoint one arbitrator and the third arbitrator shall be appointed by both parties with mutual agreement as the presiding arbitrator. If no agreement can be reached within the time period required by the HKIAC Rules, the presiding arbitrator shall be appointed by the Chairman of HKIAC.

(c) The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section, including the provisions concerning the appointment of the arbitrators, the provisions of this Section shall prevail.

(d) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(e) The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(f) The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong, without regard to principles of conflict of laws thereunder, and shall not apply any other substantive Law.

(g) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(h) During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

12.6 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule C (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

12.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

12.8 Rights Cumulative; Specific Performance. Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

12.9 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Memorandum and Articles, or elsewhere, as the case may be.

12.10 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

12.11 Amendments and Waivers. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) the Company; (ii) the Majority Preferred Holders; and (iii) holders of at least a majority of the Class A Ordinary Shares held by the Principals or Principal Holding Companies, in each case whose Principal is then providing services to a Group Company as a consultant or employee; provided, however, that (a) no amendment or waiver shall be effective or enforceable in respect of a holder of any particular series of shares of the Company if such amendment or waiver affects such holder materially and adversely differently from the other holders of the same series of shares, respectively, unless such holder consents in writing to such amendment or waiver, (b) any provision that specifically and expressly gives a right to a named Investor shall not be amended or waived without the prior written consent of such named Investor, and (c) any amendment or waiver (x) with respect to Section 10.2 or 12.11 hereof or (y) that affects the holders of Series E Preferred Shares and/or Series E1 Preferred Shares materially and adversely differently from the holders of any other series of Preferred Shares shall, in each case, require the consent of the Majority Series E Holders. Notwithstanding the foregoing, any Party may waive the observance as to such Party of any provision of this Agreement (either generally or in a particular instance and either retroactively or prospectively) by an instrument in writing signed by such Party without obtaining the consent of any other Party. Any amendment or waiver effected in accordance with this Section shall be binding upon all the Parties hereto.

12.12 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

12.13 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

12.14 No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

12.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

12.16 Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Documents constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof.

12.17 Control. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents for any of the Group Companies, or in the event of any dispute related to any such Charter Document, the terms of this Agreement shall prevail in all respects among all parties other than the Company, the Parties shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Charter Documents, and the Parties hereto shall exercise all voting and other rights and powers (including to procure any required alteration to such Charter Documents to resolve such conflict or inconsistency) to make the provisions of this Agreement effective, and not to take any actions that impair any provisions in this Agreement.

12.18 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the relevant class or series of the Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted, as appropriate, to reflect the effect on the outstanding shares of such class or series of Shares by such subdivision, combination or share dividend.

12.19 Grant of Proxy. Upon the failure of any Principal or Principal Holding Company to vote the Equity Securities of the Company held thereby, to implement the provisions of and to achieve the purposes of this Agreement, such Principal or Principal Holding Company hereby grants to the other Principal or Principal Holding Company a proxy coupled with an interest in all Equity Securities of the Company held by such Principal or Principal Holding Company, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section is amended to remove such grant of proxy in accordance with Section 12.11 hereof, to vote all such Equity Securities to implement the provisions of and to achieve the purposes of this Agreement.

12.20 No Use of Name. Without the prior written consent of an Investor, and whether or not it or any Affiliate thereof is then a shareholder of the Company, no party hereto shall (or shall permit any Affiliate thereof to) (i) use, publish or reproduce the name or logo of such Investor or any similar name, trademark, logo, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by such Investor or any of its Affiliates in any manner, context or format (including references on or links to websites, in press releases, or in other public announcements), (ii) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by such Investor or any of its Affiliates, or (iii) issue any public statement detailing shares owned in the Company by such Investor or any of its Affiliates.

12.21 Use of English Language. This Agreement has been executed and delivered in the English language. Any translation of this Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes thereof.

12.22 Termination of Prior Agreements. In consideration of the mutual covenants and promises contained herein, each of the Parties that are parties to the Prior Agreements confirms and acknowledges that the Prior Agreements shall hereby be terminated in its entirety with no further force and effect.

12.23 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Shares after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Preferred Shares may become a party to this Agreement by executing and delivering a deed of adherence in the form attached hereto as Exhibit A, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

COMPANY:	Missfresh Limited

By: /s/ Xu Zheng
Name: Xu Zheng (徐正)
Title: Director
GROUP COMPANIES:	Mrfresh Limited

By: /s/ Xu Zheng
Name: Xu Zheng (徐正)
Title: Director

Missfresh HK Limited

By: /s/ Xu Zheng
Name: Xu Zheng (徐正)
Title: Director

Mrfresh HK Limited

By: /s/ Xu Zheng
Name: Xu Zheng (徐正)
Title: Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:	Beijing Missfresh E-Commerce Co., Ltd.
(北京每日优鲜电子商务有限公司) (Seal)

	By:	/s/ Zeng Bin
Name: Zeng Bin (曾斌)
Title: Legal Representative

Jinan Missfresh E-Commerce Co., Ltd.
(济南每日优鲜电子商务有限公司 ) (Seal)

	By:	/s/ Zeng Bin
Name: Zeng Bin (曾斌)
Title: Legal Representative

Jinan Missfresh Extreme Speed Information Technology Co., Ltd.
(济南每日优鲜极速信息科技有限公司 ) (Seal)

	By:	/s/ Zeng Bin
Name: Zeng Bin (曾斌)
Title: Legal Representative

Jinan Missfresh Venture Capital Co., Ltd.
(济南每日优鲜创业投资有限公司 ) (Seal)

	By:	/s/ Zeng Bin
Name: Zeng Bin (曾斌)
Title: Legal Representative

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:	Jinan Missfresh Bianligou Network Technology Co., Ltd.
(济南每日优鲜便利购网络科技有限公司 )(Seal)

	By:	/s/ Li Yang
Name: Li Yang (李漾)
Title: Legal Representative

Beijing Missfresh Bianligou E-Commerce Co., Ltd.
北京每日优鲜便利购电子商务有限公司 )(Seal)

	By:	/s/ Li Yang
Name: Li Yang (李漾)
Title: Legal Representative

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:	Changshu Dingzhu Corporate Management Service Co., Ltd.
(常熟鼎铸企业管理服务有限公司) (Seal)

	By:	/s/ Guo Qi
Name: Guo Qi (郭琦)
Title: Legal Representative

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:	Changshu Missfresh E-Commerce Co., Ltd. (常熟每日优鲜电子商务有限公司 ) (Seal)

	By:	/s/ Zhang Bin
Name: Zhang Bin (张斌)
Title: Legal Representative

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:	Changshu Meiri Technology Co., Ltd.
(常熟每日科技有限公司) (Seal)

	By:	/s/ Sun Yuan
Name: Sun Yuan (孙原)
Title: Legal Representative

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

PRINCIPALS:	XU Zheng (徐正)

/s/ Xu Zheng

PRINCIPAL HOLDING COMPANIES:	Freshking Limited

	By:	/s/ Xu Zheng
Name: Xu Zheng (徐正)
Title: Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

PRINCIPALS:	ZENG Bin (曾斌)

/s/ Zeng Bin

PRINCIPAL HOLDING COMPANIES:	Tigerteeth Entity Limited

	By:	/s/ Zeng Bin
	Name:	Zeng Bin (曾斌)
	Title:	Director

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	GREAT UNIVERSAL LIMITED

	By:	/s/ Authorized Signatory
Name:
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	GREAT ENTERPRISE LIMITED

	By:	/s/ Authorized Signatory
Name:
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Vision Plus Capital Limited

	By:	/s/ Authorized Signatory
Name:
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	INTERNET FUND IV PTE. LTD.

	By:	/s/ Venkatagiri Mudeliar
Name: Venkatagiri Mudeliar
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	GFC5 Ltd.

	By:	/s/ Authorized Signatory
Name:
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	GFC2 Ltd

	By:	/s/ Authorized Signatory
Name:
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Genesis Capital I LP

	By:	/s/ Authorized Signatory
Name:
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	JenCap MF

	By:	/s/ Jimmy Ching-Hsin Chang
Name: Jimmy Ching-Hsin Chang
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	JenCap MF II

	By:	/s/ Jimmy Ching-Hsin Chang
Name: Jimmy Ching-Hsin Chang
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	JenCap MF III

	By:	/s/ Jimmy Ching-Hsin Chang
Name: Jimmy Ching-Hsin Chang
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Cathaya Investment I

	By:	/s/ Vincent Wu
Name: Vincent Wu
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Image Frame Investment (HK) Limited

	By:	/s/ Ma Huateng
	Name:	Ma Huateng
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Zhe Shang Capital Limited

	By:	/s/ Authorized Signatory
Name:
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Peaceful Rise Management Limited

	By:	/s/ Authorized Signatory
Name:
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	CGC Ace Card Limited

	By:	/s/ Authorized Signatory
Name:
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Ultimate Lenovo Limited

	By:	/s/ Authorized Signatory
Name:
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	KTB China Synergy Fund

	By:	/s/ Authorized Signatory
Name:
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	SOFINA PRIVATE EQUITY S.A. SICAR – COMPARTMENT A

	By:	/s/ Stéphanie Delperdange
	Name:	Stéphanie Delperdange
	Title:	Managing Director

	By:	/s/ Gilles Ralet
	Name:	Gilles Ralet
	Title:	Proxyholder

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	CEC Healthcare Fund L.P.

	By:	/s/ Irene Hong
	Name:	Irene Hong
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	CEC Growth Limited

	By:	/s/ Authorized Signatory
Name:
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Glade Brook Private Investors XVI LP

	By:	/s/ Paul Hudson
	Name:	Paul Hudson
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Perfect Canyon Limited

	By:	/s/ Authorized Signatory
Name:
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Huaxing Growth Capital III, L.P.

	By:	/s/ Authorized Signatory
Name:
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Grant Fortune Fund LP

	By:	/s/ Authorized Signatory
Name:
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Davis Opportunity Fund

	By:	/s/ Ryan Charles
	Name:	Ryan Charles
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Davis International Fund

	By:	/s/ Ryan Charles
	Name:	Ryan Charles
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Davis Global Fund

	By:	/s/ Ryan Charles
	Name:	Ryan Charles
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	GLOBAL PRIVATE OPPORTUNITIES PARTNERS II LP

	By:	GS Investment Strategies, LLC, its investment manager

	By:	/s/ Sami Ahmad
	Name:	Sami Ahmad
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	GLOBAL PRIVATE OPPORTUNITIES PARTNERS II OFFSHORE HOLDINGS LP

	By:	GS Investment Strategies, LLC, its investment advisor

	By:	/s/ Sami Ahmad
	Name:	Sami Ahmad
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	MF Investors LP

By GS Investment Strategies, LLC,
its investment manager

	By:	/s/ Sami Ahmad
	Name:	Sami Ahmad
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Alpha Centre Limited

	By:	/s/ Authorized Signatory
Name:
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	ASCEND HOPE LIMITED

	By:	/s/ Authorized Signatory
Name:
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	FANTASTIC AUGURY LIMITED

	By:	/s/ Authorized Signatory
Name:
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Northern Light Venture Capital V, Ltd.

	By:	/s/ Authorized Signatory
Name:
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Lighthouse Capital International Inc.

	By:	/s/ Authorized Signatory
Name:
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	MindWorks Ventures Fund 3 SPC – Fund SP

	By:	/s/ Joe Chan Cho Lit
	Name:	Joe Chan Cho Lit
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	MCF2 Holdings

	By:	/s/ David Shui Kei Chang
	Name:	David Shui Kei Chang
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	QIMING VENTURE PARTNERS V, L.P., a Cayman Islands exempted limited partnership

	By:	QIMING GP V, L.P. a Cayman Islands exempted limited partnership
	Its:	General Partner
	By:	QIMING CORPORATE GP V, LTD. a Cayman Islands exempted company
	Its:	General Partner

	By:	/s/ Authorized Signatory
	Its:	Authorized Signatory

QIMING MANAGING DIRECTORS FUND V, L.P., a Cayman Islands exempted limited partnership

	By:	QIMING CORPORATE GP V, LTD., a Cayman Islands exempted company
	Its:	General Partner

	By:	/s/ Authorized Signatory
	Its:	Authorized Signatory

Signing Location: Bellewe, WA USA
Signature of Witness: /s/ Authorized Witness
Name of Witness: Authorized Witness

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	LC Fund VII, L.P.

	By:	/s/ Authorized Signatory
Name:
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	LC Parallel Fund VII, L.P.

	By:	/s/ Authorized Signatory
Name:
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Capital Investment LLC

	By:	/s/ Abubaker Seddiq Alkhoori
	Name:	Abubaker Seddiq Alkhoori
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Qilu (Xiamen) Equity Investment Partnership (Limited Partnership)
(启鹭(厦门)股权投资合伙企业(有限合伙)) (Seal)

	By:	/s/ Authorized Signatory
Name:
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	CICC Gongying Qijiang (Shanghai) Science and Technology Equity Investment Fund Partnership (Limited Partnership)
(中金共赢启江(上海)科创股权投资基金合伙企业(有限合伙 )) (Seal)

	By:	/s/ Authorized Signatory
Name:
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Poly Platinum Enterprises Limited

	By:	/s/ Authorized Signatory
Name:
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Guosheng Holdings Limited

	By:	/s/ Lu Jiahui
Name: Lu Jiahui
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Xiamen Missfresh Equity Investment Partnership (Limited Partnership)(厦门每日优鲜股权投资合伙企业(有限合伙)) (Seal)

	By:	/s/ Authorized Signatory
Name:
Title: Authorized Signatory

SCHEDULE A

List of Principals and Principal Holding Companies

SCHEDULE B

Part I

List of Series A1 Investors

List of Series A2 Investors

List of Series A3 Investors

Part II

List of Series B1 Investors

List of Series B2 Investors

Part III

List of Series C Investors

Part IV

List of Series D1 Investors

Part V

List of Series E Investors

Part VI

List of Series E1 Investors

Part VII

List of Series F Investors

SCHEDULE C

ADDRESS FOR NOTICES

EXHIBIT A

DEED OF ADHERENCE

DEED OF ADHERENCE

The undersigned is executing and delivering this Deed of Adherence dated May 31, 2021, pursuant to the Sixth Amended and Restated Shareholders Agreement dated as of February 9, 2021 (the “Shareholders Agreement”), by and among Missfresh Limited, a company duly incorporated and validly existing in the Cayman Islands and certain other parties named therein.

Capitalized terms used but not defined in this Deed of Adherence shall have their meanings in the Shareholders Agreement.

The undersigned hereby acknowledges, agrees and confirms that, by its execution of this Deed of Adherence, it shall be deemed to be a party to the Shareholders Agreement as of the date hereof and shall have all of the rights and obligations of an “Investor”, a “Holder”, a “Preemptive Rights Holder”, a “Shareholder”, and a “Party” thereunder as if it had executed the Shareholders Agreement. The undersigned hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement.

The address for notice of the undersigned shall be as follows:

Address: ***

Tel: ***

Email: ***

Attention: ***

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

SIGNED as a DEED )
by Suzhou Industrial Park Prosperity Fresh Enterprise Management Center (Limited Partnership) (苏州工业园区盛世优鲜企业管理中心(有限合伙)) (Seal)
)

		Name:	/s/ Authorized Signatory
		Title:	Authorized Signatory
in the presence of: )

Name:	/s/ Wang Xin
Name of witness: Wang Xin

Address: ***